UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 1, 2020
(Date of earliest event reported:  April 27, 2020)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

33-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☒
Revlon Consumer Products Corporation	Yes ☐ No ☒
If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Incremental Revolving Credit Facility Under Term Credit Agreement

On April 30, 2020 (the “Effective Date”), Revlon Consumer Products Corporation (“Products Corporation”), the direct wholly-owned operating subsidiary of Revlon, Inc. (“Revlon” and together with Products Corporation, the “Company”) entered into a Joinder Agreement (the “Joinder Agreement”), with Revlon, certain of their subsidiaries and certain existing lenders (the “Incremental Lenders”) under Products Corporation’s Term Credit Agreement dated as of September 7, 2016 (the “Credit Agreement”) among Products Corporation, as borrower, Revlon, the lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Agent”).  The Joinder Agreement establishes a $65 million incremental revolving credit facility (the “Incremental Facility”) under the Credit Agreement.  Products Corporation will use the net proceeds of borrowings under the Incremental Facility for working capital purposes.

Pursuant to the Joinder Agreement, the Incremental Lenders made $65 million of revolving commitments available to Products Corporation on the Effective Date.  On such date, Products Corporation borrowed $63.5 million of revolving loans under the Incremental Facility. The  commitments in respect of the Incremental Facility terminate on September 7, 2021, subject to a springing maturity 91 days prior to the maturity date of Products Corporations 5.75% Senior Notes due 2021 (the “5.75% Senior Notes”) if, on such date, any of the 5.75% Senior Notes remain outstanding and certain liquidity requirements are not satisfied.

Outstanding amounts under the Incremental Facility will bear interest at a rate of (x) LIBOR plus 16% or (y) an Alternate Base Rate plus 15%, at Products Corporation’s option.

Products Corporation will pay customary fees to the Incremental Lenders in connection with the Incremental Facility, including upfront fees and commitment fees.

The effectiveness of the Incremental Facility was subject to customary conditions precedent, including customary certificates, legal opinions, representations and warranties and absence of an Event of Default under the Credit Agreement.

Except as to pricing, maturity and differences due to its revolving nature, the terms of the Incremental Facility are otherwise substantially consistent with the existing term loans under the Credit Agreement.

Amendment and Restatement of Committed Debt Financing

On April 27, 2020, Products Corporation entered into an amendment and restatement to the binding commitment letter (the “Original Commitment Letter” and, as amended and restated, the “Amended Commitment Letter”), dated as of April 14, 2020, with certain financial institutions (the “Commitment Parties”) that are lenders under the Credit Agreement. Pursuant to the Original Commitment Letter and subject to the terms and conditions set forth therein, the Commitment Parties committed to provide, among other things, new senior secured term loan facilities in an aggregate principal amount of up to $850 million. Pursuant to the Amended Commitment Letter and subject to the terms and conditions set forth therein, the Commitment Parties have committed to increase such senior secured term loan facilities by $30 million to a total of $880 million (the “Facilities”), consisting of $815 million that will be available on the closing date for the facilities (the “Closing Date”) and $65 million that will not be funded on the Closing Date, but will instead be available to be borrowed, at the Company’s sole option, as a single delayed drawing on or after 10 days after the Closing Date until the date that is 15 business days after the Closing Date, the proceeds of which shall be used to repay loans outstanding under the Incremental Facility.

The funding of the Facilities is contingent on the satisfaction of a limited number of customary conditions and the Original Commitment Letter is otherwise unchanged.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: May 1, 2020